UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-292-8674

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On July 25, 2008, the Company issued a press release announcing its acquisition of substantially all of the assets of Sensormatic Security Corporation.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 8.01.

On July 25, 2008, the Company substantially completed the previously announced sale of a portion of its Infrastructure Services business for cash and other consideration of approximately $455 million.  Certain assets in China were excluded from the closing and are expected to be transferred to the purchaser, AECOM Technology Corporation, for additional consideration of approximately $55 million once necessary consents and approvals are obtained.   Infrastructure Services, which operates under the name Earth Tech, Inc., provides consulting, engineering, construction management and operating services for the water, wastewater, environmental, transportation and facilities markets.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ John S. Jenkins
John S. Jenkins
Vice President and Corporate Secretary

Date: July 28, 2008